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                                                                     Exhibit 8.1



                      (BASS, BERRY & SIMS PLC LETTERHEAD)




                               September 22, 2003

Genesco Inc.
Genesco Park
1415 Murfreesboro Road
Nashville, Tennessee 37217-2895

Ladies and Gentlemen:

                  We have acted as counsel to Genesco Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-3 of the Company, initially filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement"). This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended (the "Act"). Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Registration Statement.

         Our opinion is based upon an examination of the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis therefor. We have reviewed the originals or copies of (i) the Registration Statement and the preliminary prospectus included therein, (ii) the Indenture incorporated by reference as an exhibit to the Registration Statement, including the forms of the Debentures annexed thereto, and (iii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies.

          Based on and subject to the foregoing, the statements contained in the Registration Statement under the caption "Material U.S. Federal Income Tax Consequences," insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the material United States federal income tax consequences of an investment in the Debentures by persons described in such heading.

         You should be aware that the above opinions are based on our interpretations of current law, including court authority, existing final and temporary U.S. Treasury regulations and



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Genesco Inc.
September 22, 2003
Page 2


administration rulings, which law is subject to change both prospectively and retroactively. This letter shall not be construed as a or deemed to be a guaranty or insuring agreement. Our opinions are not binding on the Internal Revenue Service or a court and there can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinions if litigated. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances or law after the date hereof. In the event any one of the statements, representations or assumptions we have relied upon to issue this opinion is incorrect, our opinion might be adversely affected.

         This opinion is rendered solely in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to all references to Bass, Berry & Sims PLC included in or made part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission. We are furnishing this letter to you for the Company's benefit in connection with the filing of the Registration Statement with the Securities and Exchange Commission and this letter is not to be used, circulated, quoted or otherwise referred to for any other purpose without our written permission.

         Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein or under any other law. No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Debentures under the laws of any other country or any state or locality.


                                         Very truly yours,

                                         /s/ Bass, Berry & Sims PLC